Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Reliance Steel & Aluminum Co. Announces

Amended and Restated $1.5 Billion Credit Facility

Los Angeles— September 8, 2020—Reliance Steel & Aluminum Co. (NYSE: RS) announced today that it has entered into an amended and restated $1.5 billion five-year unsecured revolving credit facility (the “Facility”) that will replace its existing credit agreement. The Facility includes an increase option for up to an additional $1.0 billion and allows for prepayments. The Facility does not have an outstanding balance. The Company intends to use funds borrowed under the Facility from time to time for general corporate purposes, growth and stockholder return activities.

“We are very pleased with the favorable terms achieved for this new credit facility in the current challenging environment,” said Jim Hoffman, President and Chief Executive Officer of Reliance. “The Facility amendment, combined with the net proceeds from our $900 million senior notes offering in late July, has significantly enhanced our liquidity position. This enables us to continue successfully operating through these unprecedented times and executing all of our capital allocation strategies, including both growth and stockholder returns. We appreciate the ongoing support of the syndicate of banks involved in our credit agreement.”

Bank of America N.A. is the Administrative Agent and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association are Co-Syndication Agents. BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC were the Joint Lead Arrangers and Joint Book Managers.

About Reliance Steel & Aluminum Co.

Founded in 1939 and headquartered in Los Angeles, California, Reliance Steel & Aluminum Co. (NYSE: RS) is a leading global diversified metal solutions provider and the largest metals service center company in North America. Through a network of more than 300 locations in 40 states and 13 countries outside of the United States, Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and increasing levels of value-added processing. In 2019, Reliance’s average order size was $2,090, approximately 51% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s website at www.rsac.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, discussions of Reliance’s industry, end markets, business strategies and expectations concerning future demand and metals pricing and the Company’s results of operations, margins, profitability, impairment charges, taxes, liquidity, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “preliminary,” “range” and “continue,” the negative of these terms, and similar expressions.

These forward-looking statements are based on management's estimates, projections and assumptions as of today’s date that may not prove to be accurate. Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by us, including restructuring or cash-preservation initiatives, as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in worldwide and U.S. economic conditions that materially impact our customers and the demand for our products and services. The extent to which the COVID-19 pandemic will continue to negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted, including the duration of the outbreak, new information which may emerge concerning the severity or duration of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in worldwide and U.S. economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business, and may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other factors which could cause actual results to differ materially from our forward-looking statements include those disclosed in reports Reliance has filed with the United States Securities and Exchange Commission (the “SEC”). As a result, these statements speak only as of the date that they are made, and Reliance disclaims any and all obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important risks and uncertainties about Reliance’s business can be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in other documents Reliance files or furnishes with the SEC.

CONTACT:

Brenda Miyamoto

Investor Relations

(213) 576-2428

investor@rsac.com

or Addo Investor Relations

(310) 829-5400

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